Ex-99.77M
SUB-ITEM 77M: Mergers

The proxy statement prospectus regarding the merger of Aberdeen Global Select Opportunities Fund Inc. with and into Aberdeen Global Equity Fund and the agreement and plan of reorganization contained therein as Exhibit A are hereby incorporated by reference to the 497 filed with the Securities and Exchange Commission on December 11, 2014 (SEC Accession No. 0001104659-14-080239).